UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
Amendment No. 1
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2022
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Roblox Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39763	20-0991664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Park Place, San Mateo, California		94403
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 858-2569
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	RBLX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.  ☐

Explanatory Note
This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K filed by Roblox Corporation (the “Company”) with the Securities and Exchange Commission on May 31, 2022 (the “Original 8-K”). The purpose of this Amendment is to update the disclosure under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the Company’s determination on the frequency of future stockholder advisory votes on the compensation Company’s named executive officers (“Say-on-Pay”). No other changes are being made to the Original 8-K.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of the Company held on May 26, 2022 (the “Annual Meeting”), the Company’s shareholders voted on a non-binding advisory basis on the frequency of future stockholder Say-on-Pay votes. The frequency of one year received the highest number of votes cast by stockholders at the Annual Meeting. Based on the recommendation of the board of directors of the Company in the proxy statement for the Annual Meeting and these advisory vote results, the Company will hold future Say-on-Pay votes every year until the next required non-binding advisory vote on the frequency of Say-on-Pay votes, which is required to occur no later than the Company’s 2028 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROBLOX CORPORATION

Date: June 2, 2022	By:	/s/ Mark Reinstra
Mark Reinstra General Counsel and Secretary
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